Exhibit 99.1

SELECT MEDICAL HOLDINGS CORPORATION Investing for growth 2014 ANNUAL REPORT Select MEDICAL Improving Quality of Life

 A GROWING NETWORK SOME OF OUR FACILITIES TOP ROW: SSM Rehabilitation Hospital in Bridgeton, MO, Kessler Institute for Rehabilitation in West Orange, NJ. BOTTOM: Scottsdale Healthcare Rehabilitation Hospital in AZ, Select Rehabilitation Hospital in San Antonio, Penn State Hershey Rehabilitation Hospital in PA. SELECT MEDICAL IMPROVING QUALITY OF LIFE

Our strategy for growth involves increased volume and an expanding network of specialized sites, many in partnership with some of the leading names in healthcare.

Kessler.Core
Kessler Onsite Rehabilitation Services

Kessler
INSTITUTE FOR REHABILITATION

PENNSTATE HERSHEY
Rehabilitation Hospital

RHC
REGENCY HOSPITAL COMPANY

Plans for three new hospitals were announced in 2014.

California Rehabilitation INSTITUTE
A Cedars/UCLA Health Partnership

TriHealth
Rehabilitation Hospital
Partnering with Select Medical

Cleveland Clinic
Rehabilitation Hospital

A LOOK INTO THE FUTURE

BELOW: *Renderings of the new Cleveland Clinic Rehabilitation Hospital in OH.*




Penn State Hershey Rehabilitation Hospital

HOW WE HELP



VANESSA'S STORY:
THE RIGHT SETTING IS EVERYTHING

Vanessa Herrera's life was good. She had just been blessed with a perfect baby girl. But when her daughter was 11 weeks old, Vanessa woke with tingling feet and hands. Within days the pain was intense; she could barely walk and had difficulty holding her baby. She was admitted to an ICU and diagnosed with Guillain-Barré Syndrome. She could no longer walk, was on a ventilator, and was stripped of the ability to be a mom.

Vanessa was transferred to Select Specialty Hospital for vent weaning and rehab. The nerve pain was excruciating – like a million needles poking her body. The staff was kind and efficient – pain meds on time, repositioning frequently for comfort, stroking her hair to soothe her, and responding quickly to her needs. Therapists taught her to eat, were gentle with her tracheotomy and carefully got her moving again.

"I have my life back thanks to the team at Select Specialty Hospital. Words cannot express my gratitude. I'm back to work, chasing a toddler, and running a household but I will never forget all those who cared for me there."

2014 ANNUAL REPORT | 1

 DEAR STOC K H O L D E RS Dear Fellow Shareholder: Select Medical has established its place as a national leader in post-acute care. This past year we have invested for growth. Now we are poised for more expansion. The broadening portfolio of our specialty hospitals, combined with the solid performance of our outpatient business, will help write the next chapter of our story. Across Select Medical, we have the right people in place for what comes next. We are fortunate to have the right leadership in place at the right time. Consider how 2014 started: with something unexpected. We began the year learning about something called a polar vortex. From the Midwest to the Eastern Seaboard, outpatient appointments were rescheduled en masse and often cancelled. And yet despite this challenge, by the end of the year our more than 1,000 outpatient centers reported another great year. In weathering such storms, the outpatient business again showed itself to be a consistent source of stability. The biggest change in terms of outright growth, however, is occurring within our specialty hospital division. By adding new hospitals and partners in 2014, we continued to strengthen our inpatient rehabilitation portfolio. And with last year’s passage of legislation featuring long-sought criteria for our long-term acute care hospitals (LTCHs) - we also began 2014 with a small window of opportunity to open new LTCHs. We used this temporary end to the moratorium on new LTCHs to add seven more hospitals. 2014 was also the year of new partners. In June 2014, we created a joint venture with The Cleveland Clinic to build a 60-bed, inpatient rehabilitation hospital to treat patients in northern Ohio. In July 2014, we used the joint venture model to partner with Emory Healthcare to manage and co-own an inpatient rehabilitation hospital, three LTCHs, and twenty three outpatient clinics in and around the greater Atlanta market. In November 2014, we created a joint venture with TriHealth to build a 60-bed inpatient rehabilitation hospital in Cincinnati. In 2014 we also announced plans to create a joint venture with Harrisburg, Pennsylvania-based PinnacleHealth to co-own and operate a 55-bed inpatient rehabilitation hospital and twenty one outpatient clinics. All of the deals we make are focused on what is best for the patient. Each joint venture helps us continue to improve coordination of services across the post-acute care continuum. We know the model works. And because healthcare is such a people business, we also continue to fine tune how to deliver the best possible patient and employee experiences. We call it The Select Medical Way. And for our more than 31,000 employees, it is also how we continue to live our corporate values. This intense focus - now woven throughout the company’s existing businesses - pays dividends. Our strong reputation for clinical and operational excellence now attracts others who want to work for or partner with Select Medical. And as a referral source business, it also means word-of-mouth, and that translates into a profitable, growing business. In 2014, we used some of that profit on stock repurchases and dividends. In March of 2014, we repurchased $110 million in stock. We followed that up in May 2014 with another $18 million in stock repurchases. We also paid a $0.10 dividend each quarter for a total of $53 million in 2014. Taken together, a review of our existing business and the industry as a whole shows a company poised for even more expansion. The board of directors, management team and talented employees of Select Medical carry on our culture 2 SELECT MEDICAL IMPROVING QUALITY OF LIFE of generating the right results. The improved competitiveness, market position, and patient experiences all help sustain and increase shareholder value. We have a resilient balance sheet and bright prospects for the future. Now we are poised for growth again. As always, thank you for your support and commitment to who we are and what we do. Sincerely, Robert Ortenzio Rocco Ortenzio David S. Chernow Executive Chairman and Co-Founder Vice Chairman and Co-Founder President & CEO It is time to grow again. 2014 ANNUAL REPORT 3

FINANCIAL HIGHLIGHTS
SELECT MEDICAL HOLDINGS CORPORATION

(In thousands, except per share data)	2014	2013	2012	2011	2010
FOR THE YEARS ENDED					
Net operating revenues	$ 3,065,017	$ 2,975,648	$ 2,948,969	$ 2,804,507	$ 2,390,290
Income from operations	284,476	301,436	336,859	310,719	236,137
Net income attributable to Select Medical Holdings Corporation	120,627	114,390	148,230	107,846	77,644
Income per common share, fully diluted	0.91	0.82	1.05	0.71	0.48
Dividends per share	0.40	0.30	1.50	—	—
Cash flow from operations	170,642	192,523	298,682	217,128	144,537
SEGMENT INFORMATION					
Net operating revenues					
Specialty hospitals	$ 2,244,899	$ 2,198,121	$ 2,197,529	$ 2,095,519	$ 1,702,165
Outpatient rehabilitation	819,397	777,177	751,317	708,867	688,017
Other	721	350	123	121	108
Total Net Operating Revenues	$ 3,065,017	$ 2,975,648	$ 2,948,969	$ 2,804,507	$ 2,390,290
Adjusted EBITDA(1)					
Specialty hospitals	$ 341,787	$ 353,843	$ 381,354	$ 362,334	$ 284,558
Outpatient rehabilitation	97,584	90,313	87,024	83,864	83,772
Other	(75,499)	(71,295)	(62,531)	(60,237)	(61,251)
Total Adjusted EBITDA	$ 363,872	$ 372,861	$ 405,847	$ 385,961	$ 307,079
BALANCE SHEET SNAPSHOT AT YEAR END					
Cash and cash equivalents	$ 3,354	$ 4,319	$ 40,144	$ 12,043	$ 4,365
Working capital (deficit)	133,220	82,878	80,397	99,472	(70,232)
Total assets	2,924,809	2,817,622	2,761,361	2,772,147	2,722,086
Total debt	1,552,976	1,445,275	1,470,243	1,396,798	1,430,769
Stockholders' equity	739,515	786,234	717,048	819,679	780,947

(1) We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, equity in earnings (losses) of unconsolidated subsidiaries, other income (expense), and long-term incentive compensation. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.

4 SELECT MEDICAL IMPROVING QUALITY OF LIFE

BOARD OF DIRECTORS Robert A. Ortenzio Bryan C. Cressey William H. Frist, M.D. Executive Chairman and Co-Founder Founder & Partner Former Majority Leader of the United States Senate Select Medical Holdings Corporation Cressey & Company Partner, Cressey & Company Rocco A. Ortenzio James E. Dalton, Jr. Thomas A. Scully Vice Chairman and Co-Founder Retired CEO General Partner Select Medical Holdings Corporation Quorum Health Group, Inc. Welsh, Carson, Anderson & Stowe Russell L. Carson James S. Ely III Leopold Swergold Founder Founder & Chief Executive Officer Managing Member Welsh, Carson, Anderson & Stowe PriCap Advisors, LLC Anvers Management Company, LLC EXECUTIVE OFFICERS Robert A. Ortenzio Martin F. Jackson Michael E. Tarvin Executive Chairman and Co-Founder Executive Vice President Executive Vice President, & Chief Financial Officer General Counsel & Secretary Rocco A. Ortenzio John A. Saich Scott A. Romberger Vice Chairman and Co-Founder Executive Vice President Senior Vice President, Controller & Chief Human Resources Officer & Chief Accounting Officer David S. Chernow James J. Talalai Robert G. Breighner, Jr. President and Chief Executive Officer Executive Vice President Vice President, Compliance and Audit Services & Chief Operating Officer & Corporate Compliance Officer CORPORATE INFORMATION Corporate Headquarters Shareholder Inquiries Register & Stock Transfer Agent Select Medical Holdings Corporation JoelT. Veit Shareholder correspondence 4714 Gettysburg Road Senior Vice President & Treasurer should be mailed to: Mechanicsburg, PA 17055 4714 Gettsyburg Road Computershare 717.972.noo Mechanicsburg, PA 17055 P.O. 80x30170 717.972.1100 I ir@selectmedical.com College Station, TX 77842-3170 Independent Registered Public Stock Exchange Overnight correspondence Accounting Firm NYSE should be mailed to: PricewaterhouseCoopers, LLC Symbol: SEM Computershare Two Commerce Square, Suite 1700 211 Quality Circle, Suite 210 2001 Market Street Internet Address College Station, TX 77845 Philadelphia, PA 19103-7042 selectmedicalholdings.com 2014 ANNUAL REPORT

 Our Mission SELECT MEDICAL WILL PROVIDE AN EXCEPTIONAL PATIENT CARE EXPERIENCE THAT PROMOTES HEALING AND RECOVERY IN A COMPASSIONATE ENVIRONMENT LEARN MORE AT SELECTMEDICALHOLDINGS.COM Improving Quality of Life 4714 GETTYSBURG ROAD, MECHANICSBURG, PA 17055